Exhibit 99.1

KEANE

NEWS RELEASE

Contact:	Larry Vale
Keane Investor Relations
(617) 517-1290

Albie Jarvis
Porter Novelli
(617) 897-8236

KEANE REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

Reports Strong Earnings and Cash Flow

BOSTON, October 22, 2003 — Keane, Inc. (AMEX: KEA), a leading business and information technology (IT) consulting firm, today reported revenues and earnings for the Third Quarter ended September 30, 2003.

Keane reported net income of $5.5 million for the Third Quarter of 2003, an increase of 42 percent from net income of $3.9 million in the Third Quarter of 2002.  Revenues for the Third Quarter of 2003 were $200.4 million, a decrease of 6 percent from revenues of $213.4 million in the same period last year.  Diluted earnings per share (EPS) for the Third Quarter of 2003 was $.09 compared to EPS of $.05 in the Third Quarter of 2002.

The Company believes that cash performance is the primary driver of long-term per share value. Accordingly, Keane’s management views cash earnings per share (CEPS(1)) as an important indicator of performance.  During the Third Quarter of 2003, CEPS was $.12 compared to $.09 for the same period last year.

“We continue to be encouraged by a more stable business environment which contributed to improved net income in the Third Quarter,” stated president and CEO Brian Keane.  “Additionally, we are enthusiastic about Keane’s entry into the rapidly growing Business Process Outsourcing (BPO) market.  This is positioning Keane to take advantage of the convergence of Applications Outsourcing, BPO, and offshore delivery as we enter 2004 focused on delivering high-value outsourcing services for new and existing clients.”

(1) Cash earnings per share (CEPS) excludes special charges along with amortization of intangible assets and stock-based compensation.  CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP).

During the first nine months of 2003, net income was $22.7 million, including an after-tax, non-recurring gain related to an arbitration award of $4.4 million in the First Quarter, compared to net income of $15.0 million for the first nine months of 2002.  Revenues for the nine months ended September 30, 2003 were $608.6 million, down 8 percent from revenues of  $660.7 million in the first nine months of 2002.  EPS for the first nine months of 2003 was $.34 on 66.9 million shares, compared with $.20 on 75.5 million shares for the first nine months of 2002.  CEPS for the first nine months of 2003 was $.38 compared with $.29 CEPS reported for the first nine months of 2002.  CEPS for 2003 excludes the $.07 per share impact resulting from the arbitration award.

Keane’s business is comprised of three main service lines: Plan, Build, and Manage services.  The following is a summary of revenues and bookings during the Third Quarter of 2003.

Third Quarter 2003	REVENUE	BOOKINGS
PLAN SERVICES Business Consulting, IT Consulting, Applications Rationalization, HIPAA Assessments, etc.	$12.0 million	$9.4 million
BUILD SERVICES Enterprise Application Integration, Custom Development, Healthcare Solutions, etc.	$50.4 million	$41.2 million
MANAGE SERVICES Application Outsourcing, Application Maintenance Services, Staff Augmentation, etc.	$138.0 million	$140.8 million
TOTAL	$200.4 million	$191.4 million

“Keane continues to deliver strong cash flow results with Net Cash Provided from Operations for the Third Quarter of approximately $23 million, and $59 million year to date,” stated John Leahy, senior vice president of finance and CFO.   “Gross margins improved 370 basis points from the Third Quarter of 2002 to 31.2 percent, driven by improved utilization and lower severance costs.  This cash flow performance, combined with the convertible debt offering completed in June, has grown our cash position to $207 million.”

Based on the current economic outlook and seasonal factors, the Company estimates revenues for the Fourth Quarter of 2003 in the range of $200 to $205 million with EPS in the range of to $.07 to $.09, and CEPS of $.10 to $.12.

Keane will host a conference call today at 8:30 a.m. to discuss these results.  Interested parties may access the call via the Internet at www.keane.com or may dial 800-438-7212 (706-643-3476 from outside North America) and ask for the Keane call by referencing reservation number 3157239.  No advanced registration is required to participate. A replay of the call will be available beginning at approximately 10:30 a.m. today, through 5:00 p.m. on October 31, 2003.  The replay may be accessed via the Internet at www.keane.com or by calling 1-800-642-1687 (706-645-9291 from outside North America) and referencing reservation number 3157239.

About Keane

Keane, Inc. (AMEX: KEA), helps clients to improve their business operations and IT effectiveness by delivering a broad range of business consulting and outsourcing services designed to achieve near-term and sustainable business benefit.  Specifically, Keane focuses on three highly synergistic service offerings: Applications Outsourcing, Application Development & Integration, and Business Process Optimization and Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Keane delivers its services through an integrated network of branch offices in North America and the United Kingdom, and via SEI CMM Level 5 evaluated Advanced Development Centers (ADCs) in Canada, and India.  Information on Keane is available on the Internet at www.keane.com.

Safe Harbor for Forward-Looking Statements:

This press release contains a number of forward-looking statements concerning the Company’s current expectations as to future growth and its results of operations.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” “intends’, “projects,”  and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: continued or further downturns in the U.S. economy, political and economic conditions in India, the loss of one or more major clients, unanticipated disruptions to Keane’s business, the execution and successful completion of contracts evidencing the new bookings referred to in this release, the successful completion of software development or management projects, the availability and utilization rate of professional staff, and other factors detailed under the caption “Certain Factors That May Affect Future Results” in Keane’s Quarterly  Report on Form 10-Q for the quarter ended June 30, 2003, which important factors are incorporated herein by this reference.   Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, including the potential impact of any future acquisitions, mergers or dispositions it may make.

KEANE, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Total revenues
	$200,421	$213,383	$608,594	$660,704
Salaries, wages and other direct costs	137,976	154,714	418,284	474,452
Selling, general and administrative expenses	48,481	48,129	146,702	151,442
Amortization of intangible assets	3,904	4,342	11,981	11,898
Operating income	10,060	6,198	31,627	22,912

Interest and dividend income	959	487	2,205	2,021
Interest expense	1,454	37	2,553	176

Other (income) expense, net	333	131	(6,585)	(214)
Income before income taxes	9,232	6,517	37,864	24,971
Provision for income taxes	3,692	2,607	15,143	9,987
Net income	$5,540	$3,910	$22,721	$14,984

Earnings per share (basic)	$0.09	$0.05	$0.34	$0.20
Earnings per share (diluted)	$0.09	$0.05	$0.34	$0.20
Weighted average common shares outstanding (basic)	64,080	73,841	66,488	75,091
Weighted average common and common share equivalents outstanding (diluted)	65,115	73,847	66,922	75,549

Reconciliation of GAAP EPS to CEPS
	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Income before taxes	$9,232	$6,517	$37,864	$24,971
Add:
Amortization of intangible assets and stock based compensation	3,945	4,355	12,061	11,936
Less:
Arbitration award	—	—	(7,315)	—
Adjusted income before taxes	13,177	10,872	42,610	36,907
Provision for income taxes	5,271	4,349	17,044	14,763
Adjusted net income	$7,906	$6,523	$25,566	$22,144
CEPS (diluted)	$0.12	$0.09	$0.38	$0.29

KEANE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	(Unaudited)
	September 30, 2003	December 31, 2002
Assets
Current
Cash and cash equivalents	$91,410	$46,383
Marketable securities	116,054	21,872
Accounts receivable, net:
Trade	118,730	129,432
Other	650	1,004
Prepaid expenses and deferred taxes	33,978	37,430
Total current assets	360,822	236,121

Property and equipment, net	27,451	24,729
Building, net	40,190	40,888
Goodwill	277,752	277,435
Customer lists, net	60,730	69,193
Other intangible assets, net	14,161	17,613
Deferred taxes and other assets, net	25,936	19,695
Total assets	$807,042	$685,674

Liabilities
Current
Accounts payable	11,894	11,986
Accrued expenses and other liabilities	34,401	34,917
Accrued building costs	449	234
Accrued restructuring	9,611	13,694
Accrued compensation	46,240	36,346
Note payable	2,456	3,100
Accrued income taxes	8,717	81
Unearned income	8,425	11,535
Current capital lease obligations	628	887
Total current liabilities	122,821	112,780

Convertible debentures	150,000	—
Accrued long-term building costs	40,160	40,654
Accrued long-term restructuring	7,740	12,541
Deferred income taxes	28,223	28,343
Long-term portion of capital lease obligations	395	772
Total liabilities	349,339	195,090

Stockholders’ Equity
Common stock	7,555	7,555
Class B common stock	28	28
Additional paid-in capital	166,558	166,598
Accumulated other comprehensive income (loss)	(471)	(1,411)
Retained earnings	392,263	369,542
Unearned compensation	(246)	—
Less treasury stock, at cost	(107,984)	(51,728)
Total stockholders’ equity	457,703	490,584
Total liabilities and stockholders’ equity	$807,042	$685,674